Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Spinnaker ETF Series relating to the financial statements and financial highlights of Trajan Wealth Income Opportunities ETF, a series of shares of beneficial interest in Spinnaker ETF Series. Such financial statements and financial highlights appear in the September 30, 2022 Annual Report to Shareholders.

BBD, LLP

Philadelphia, Pennsylvania
January 26, 2024